Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Elevation Oncology, Inc. (the “Company”) for the period ending March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph J. Ferra, Jr., Interim Chief Executive Officer and President, and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2023	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
Interim Chief Executive Officer and President, and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)